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                                  November 19, 1992



IDS/Shurgard Income Growth Partners L.P. II
1201 Third Avenue, Suite 2200
Seattle, WA  98101

    RE:  1755 NE 48TH ST., RENTON, WA
         S-FNB LOAN NO. 179226-6

Dear Mr. Kimball:

    We are pleased to advise you that the terms of the loan have been amended to allow for an option to re-fix the interest rate on the loan for periods of six months, 1 year, 3 years, 5 years or 7 years based Lender's Fixed Rate Index, plus 2.50% per annum, subject to the following:

1.  Our receipt of fully executed Note and Deed of Trust Modification
Agreement.

    The undersigned, in consideration of said modification of the loan, represents and warrants to Seattle-First National Bank its successors and assigns in respect to the above-captioned loan, the following matters:

         (a) As of December 1, 1992, the principal balance of the loan is $1,796,944.08 plus accrued interest from November 1, 1992.

         (b) As of the date of this letter, all disbursements made by Seattle-First National Bank are approved and/or hereby ratified and confirmed by the undersigned.

         (c) As of the date of this letter, the undersigned does not have and does not know of any disputes with or claims against Seattle-First National Bank, or any breach or violation by Seattle-First National Bank of the terms and conditions of the above-captioned loan, including but not necessarily limited to, breach or violation of the terms and conditions of the Note, Deed of Trust or Loan Agreement.

         (d) There are no other loans, loan commitments and/or alleged loan commitments, verbal or written, made or claimed to have been made by Seattle-First National Bank to the undersigned and/or co-signed or guaranteed by the undersigned, in regard to the above-captioned project.

    The undersigned agrees to and does hereby indemnify and hold Seattle-First National Bank harmless from any and all loss, costs, charges, or expenses, including reasonable attorney fees, which have been or may be asserted against or incurred by Seattle-First National Bank as a result of or by reason of or in connection with the matters hereby represented and warranted to Seattle-First National Bank by the undersigned. This indemnification is binding on the undersigned, its successors and assigns.

    Please acknowledge your approval and acceptance of the above conditions by signing and returning to Diane Epsey the duplicate copy of this letter together with the fully-executed Modification Agreement within

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IDS/Shurgard Income Growth Partner L.P. II
November 19, 1992
Page 2



10 days of the date hereof. If we have not received the above items within 10 days, this letter shall be null and void and Seafirst shall have no obligations hereunder.

                                       Sincerely,



                                       Assistant Vice President



ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
RCW 19.36.

Above terms read and approved this 15th day of December, 1992.



IDS/SHURGARD INCOME GROWTH PARTNERS LP. II, a Washington limited partnership

By: Shurgard Associates L.P. II,
    a Washington limited partnership,
    general partner

    By:  Shurgard General Partner, Inc.,
         a Washington corporation,
         general partner



         By: Harrell Beck
         Its: Treasurer



    By:  /s/CHARLES K. BARBO
         -----------------------------------
         Charles K. Barbo, general partner

    By:  /s/ARTHUR W. BUERK
         -----------------------------------
         Arthur W. Buerk, general partner